EXHIBIT 99

                            MB Financial, Inc.
                            800 West Madison Street
                            Chicago, Illinois 60607
                            (888) 422-6562
                            NASDAQ:  MBFI

PRESS RELEASE

For Information at MB Financial, Inc. contact:
Jill York - Vice President and Chief Financial Officer
E-Mail:  jyork@mbfinancial.com

FOR IMMEDIATE RELEASE

MB FINANCIAL, INC. REPORTS NET INCOME, STRONG CAPITAL POSITION, AND STRONG LOSS RESERVE COVERAGE RATIOS

CHICAGO, July 16, 2009 – MB Financial, Inc. (NASDAQ: MBFI), the holding company for MB Financial Bank, N.A (“the Bank” or “MB Financial Bank”), announced today second quarter results for 2009.  The words “MB Financial,” “the Company,” “we,” “our” and “us” refer to MB Financial, Inc. and its wholly owned subsidiaries, unless indicated otherwise.  We had net income of $4.3 million for the second quarter of 2009 compared to net income of $22.0 million in the second quarter of 2008, and a net loss of $28.1 million for the first quarter of 2009.

Key items for the quarter were as follows:

Credit Quality (Excluding Covered Assets and Loans Held for Sale) – Increased Reserves, Non-performing Loans and Assets Stabilized, Strong Loss Reserve Coverage Ratios
•	We increased our allowance for loan losses to total loans to 2.86%, as of June 30, 2009, compared to 2.84% as of March 31, 2009.
•
Our non-performing loans decreased to $227.7 million, or 3.59% of total loans, as of June 30, 2009, from $229.5 million, or 3.63% of total loans, at March 31, 2009, while our non-performing assets increased to $245.0 million, or 2.92% of total assets, from $232.3 million, or 2.57% of total assets, for the same periods.   These changes to non-performing assets reflect a $1.9 million decrease in non-performing loans, a $14.6 million increase in other real estate owned (OREO) combined with a decrease in total assets of  $623.1 million.

•	Our provision for loan losses was $27.1 million for the second quarter, a decrease of $62.6 million from the first quarter of 2009.
•	Net charge-offs for the second quarter were $25.0 million, down from $54.4 million in the first quarter of 2009.

“Covered assets” refer to assets MB Financial Bank acquired during the first quarter of 2009 in a loss-share transaction facilitated by the Federal Deposit Insurance Corporation in which the Bank assumed all of the deposits and acquired approximately $159.2 million in loans, net of a $14.5 million discount, of Glenwood, Illinois-based Heritage Community Bank (Heritage).

Strong Capital Position
•
MB Financial Bank continues to significantly exceed the “Well-Capitalized” threshold established under the regulations of the Office of the Comptroller of the Currency.  At June 30, 2009, MB Financial, Inc.’s total risk-based capital ratio was 13.89%, Tier 1 capital to risk-weighted assets ratio was 11.88% and Tier 1 capital to average asset ratio was 9.55%.  Total capital was approximately $259.3 million in excess of the 10% “Well-Capitalized” threshold.

•
Our tangible common equity to assets and tangible common equity to risk weighted assets ratios increased to 5.65% and 6.79%, respectively, at June 30, 2009 compared to 5.07% and 6.49%, respectively, as of March 31, 2009.

Positive Operating Leverage
•	Net interest income on a tax equivalent basis increased by $3.3 million, or 5.6% from the first quarter of 2009.
•
We have seen significantly better credit spreads on new and renewed loans during the first half of 2009 compared to 2008 as a result of pricing reflective of risk in the current economic environment.  Furthermore, “in the money” loan interest rate floors have enhanced our loan yields.  As of June 30, 2009 approximately $1.9 billion of loans had interest rate floors, of which $1.7 billion were “in the money”.

•	During the second quarter of 2009, we used our short-term liquid assets, generally in the form of deposits held at the Federal Reserve, to decrease non-core funding and total assets.
•
We reduced our noncore wholesale funding by $226.0 million during the second quarter, and reduced our overall cost of funds by 29 basis points.  The improvement in our cost of funds was primarily due to repricing of our customer and brokered time deposits, and improvement in our deposit mix.  Our percentage of core funding to total funding increased from 70% at June 30, 2008 to 80% at June 30, 2009.

•	Our ratio of time deposits to total deposits decreased to 50% as of June 30, 2009 from 58% as of June 30, 2008 and 53% as of March 31, 2009.

RESULTS OF OPERATIONS

Second Quarter Results

Net Interest Income

Net interest income on a tax equivalent basis increased $3.3 million from the first quarter of 2009 to the second quarter of 2009.  The increase in net interest income was primarily due to a 17 basis point increase in net interest margin on a fully tax equivalent basis.  This improvement was driven by the improved loan pricing noted above and 29 basis points of improvement in our cost of funds as a result of approximately $1 billion of time deposits repricing in the second quarter of 2009 at lower rates.  Our deposit mix also improved, with non-interest bearing deposits increasing and time deposits and brokered deposits decreasing.

 Our non-performing loans negatively impacted our net interest margin during the second quarter of 2009, the first quarter of 2009 and the second quarter of 2008 by approximately 20 basis points, 16 basis points and 8 basis points, respectively.

See the supplemental net interest margin table for further detail.

Other Income (in thousands):

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,
	2009	2009	2008	2008	2008	2009	2008
Other income:
Loan service fees	$ 1,782	$ 1,843	$ 1,850	$ 2,385	$ 2,475	$ 3,625	$ 4,945
Deposit service fees	6,978	6,399	7,479	7,330	6,889	13,377	13,419
Lease financing, net	4,473	4,319	4,604	4,533	3,969	8,792	7,836
Brokerage fees	1,252	1,078	968	1,177	1,187	2,330	2,172
Trust and asset management fees	3,262	2,815	2,784	3,276	3,589	6,077	5,809
Net gain on sale of investment securities	4,093	9,694	24	-	1	13,787	1,106
Increase in cash surrender value of life insurance	670	456	570	1,995	1,128	1,126	2,734
Net gain (loss) on sale of other assets	(38)	1	(874)	26	50	(37)	(256)
Merchant card processing	4,152	4,279	4,326	4,541	4,644	8,431	9,174
Other operating income	2,458	1,800	206	1,162	1,635	4,258	3,165
Total other income	$ 29,082	$ 32,684	$ 21,937	$ 26,425	$ 25,567	$ 61,766	$ 50,104

Other income decreased by $3.6 million from the first quarter of 2009, primarily due to reduced gains on sale of investment securities, which totaled approximately $9.7 million during the first quarter of 2009 compared to $4.1 million during the second quarter of 2009.  Deposit service fees increased primarily due to increases in NSF and overdraft fees.  Trust and asset management fees increased primarily due to the increase in value of assets under management, mostly caused by the overall increase in the stock prices.  Other operating income increased primarily due to an increase in market value of assets held in trust for deferred compensation during the second quarter of 2009 compared to the first quarter of 2009.

Other income increased by $11.7 million for the six months ended June 30, 2009 compared to the six months ended June 30, 2008, primarily due to the increase in gain on sale of investment securities.  Loan service fees decreased, primarily due to a decrease in letter of credit and prepayment fees.  Net lease financing increased, primarily due to higher residual realizations during the six months ended June 30, 2009 compared to the six months ended June 30, 2008.  The decrease in cash surrender value of life insurance was primarily due to a decrease in overall interest rates from the six months ended June 30, 2008 to the six months ended June 30, 2009, and a $436 thousand death benefit on a bank owned life insurance policy that we recognized during the six months ended June 30, 2008.  Other operating income increased primarily due to an increase in gains recognized on the sale of loans and other real estate owned during the six months ended June 30, 2009.

Other Expense (in thousands):

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,
	2009	2009	2008	2008	2008	2009	2008
Other expense:
Salaries and employee benefits	$ 29,322	$ 27,016	$ 24,253	$ 29,342	$ 29,163	$ 56,338	$ 55,973
Occupancy and equipment expense	7,170	7,700	7,310	7,120	6,967	14,870	14,492
Computer services expense	2,013	2,287	1,973	1,840	1,843	4,300	3,580
Advertising and marketing expense	892	1,314	904	1,450	1,448	2,206	2,738
Professional and legal expense	1,120	969	1,117	884	803	2,089	1,109
Brokerage fee expense	575	393	476	564	470	968	889
Telecommunication expense	747	751	668	621	774	1,498	1,536
Other intangibles amortization expense	997	878	913	913	913	1,875	1,728
Merchant card processing	3,803	3,890	4,045	4,175	4,256	7,693	8,361
FDIC insurance premiums	6,789	2,668	1,188	292	235	9,457	397
Other operating expenses	5,038	5,194	5,424	4,965	5,254	10,232	9,547
Total other expense	$ 58,466	$ 53,060	$ 48,271	$ 52,166	$ 52,126	$ 111,526	$ 100,350

Other expense increased $5.4 million from the first quarter of 2009 to the second quarter of 2009.  Salaries and employee benefits increased from the first quarter of 2009 to the second quarter of 2009, primarily due to a $1.1 million increase in market value of assets held in trust for deferred compensation during the second quarter of 2009, and a $1.0 million increase in employee bonus expense during the second quarter of 2009 compared to the first quarter of 2009.  Occupancy and equipment expense decreased, primarily due to a decline in property taxes in the second quarter of 2009.  FDIC insurance premiums increased from the first quarter of 2009 to the second quarter of 2009, as general insurance assessment rates increased and the FDIC imposed a special premium on all insured depository institutions based on assets as of June 30, 2009.  The FDIC rule pursuant to which this special premium was assessed provides that up to two additional special premiums may be imposed on all depository institutions based on their assets as of September 30, 2009 and December 31, 2009.

Other expense increased $11.2 million for the six months ended June 30, 2009 compared to the six months ended June 30, 2008, primarily due to a $9.1 million increase in FDIC insurance premiums.  This was due to our FDIC credits being fully utilized during the fourth quarter of 2008 combined with the FDIC increasing its assessment rate and imposing a special premium during the six months ended June 30, 2009.

LOAN PORTFOLIO

The following table sets forth the composition of the loan portfolio, excluding covered assets and loans held for sale, as of the dates indicated (dollars in thousands):

	June 30,		March 31,		December 31,		September 30,		June 30,
	2009		2009		2008		2008		2008
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial related credits:
Commercial loans	$ 1,411,520	23%	$ 1,507,616	24%	$ 1,522,380	24%	$ 1,510,620	25%	$ 1,450,822	24%
Commercial loans collateralized by assign-
ment of lease payments (lease loans)	853,981	13%	738,527	12%	649,918	11%	609,101	10%	596,148	10%
Commercial real estate	2,420,227	38%	2,359,868	37%	2,353,261	38%	2,275,183	37%	2,210,789	37%
Construction real estate	722,399	11%	764,876	12%	757,900	12%	756,694	12%	819,565	14%
Total commercial related credits	5,408,127	85%	5,370,887	85%	5,283,459	85%	5,151,598	84%	5,077,324	85%
Other loans:
Residential real estate	273,196	4%	287,256	5%	295,336	5%	300,223	5%	311,108	5%
Indirect motorcycle	160,364	2%	157,081	2%	153,277	2%	155,045	3%	144,684	2%
Indirect automobile	29,341	1%	32,731	1%	35,950	1%	38,844	1%	40,399	1%
Home equity	409,147	7%	411,527	6%	401,029	6%	383,399	6%	373,675	6%
Consumer loans	61,385	1%	56,654	1%	59,512	1%	66,938	1%	53,792	1%
Total other loans	933,433	15%	945,249	15%	945,104	15%	944,449	16%	923,658	15%
Gross loans	6,341,560	100%	6,316,136	100%	6,228,563	100%	6,096,047	100%	6,000,982	100%
Allowance for loan losses	(181,356)		(179,273)		(144,001)		(88,863)		(82,544)
Net loans	$ 6,160,204		$ 6,136,863		$ 6,084,562		$ 6,007,184		$ 5,918,438

Commercial related credits increased by 3% on an annualized basis from March 31, 2009 to June 30, 2009 and by 7% from June 30, 2008.  Total loans, excluding covered assets, grew by 2% on an annualized basis from the first quarter of 2009 to the second quarter of 2009, and 6% from June 30, 2008.

The following table sets forth the composition of construction real estate loans by geographic location, excluding covered assets and loans held for sale, as of June 30, 2009 (dollars in thousands):

	Geographical Location

			Suburban Illinois
	Chicago		and Northwest Indiana		Other States		Total
	Amount	% of Total Loans	Amount	% of Total Loans	Amount	% of Total Loans	Amount	% of Total Loans
Residential construction related credits
Unimproved land	$ -	-	$ 5,524	0.1%	$ -	-	$ 5,524	0.1%
Improved lots and single family construction	44,774	0.7%	105,819	1.6%	13,994	0.2%	164,587	2.5%
Condominiums	107,207	1.7%	55,197	0.9%	2,958	0.0%	165,362	2.6%
Apartments	23,252	0.4%	11,772	0.2%	468	0.0%	35,492	0.6%
Townhomes	7,951	0.1%	30,883	0.5%	7,661	0.1%	46,495	0.7%
Total residential construction related credits	183,184	2.9%	209,195	3.3%	25,081	0.3%	417,460	6.5%
Commercial construction related credits
Unimproved land	$ -	0.0%	$ 2,399	0.0%	$ -	-	$ 2,399	0.0%
Improved lots and construction	7,772	0.1%	58,002	0.9%	-	-	65,774	1.0%
Industrial	7,500	0.1%	16,566	0.3%	11,466	0.2%	35,532	0.6%
Office, retail and hotel	12,081	0.2%	97,334	1.6%	18,115	0.3%	127,530	2.1%
Schools	27,838	0.5%	19,200	0.3%	-	-	47,038	0.8%
Medical	-	-	15,000	0.00	11,666	0.2%	26,666	0.4%
Total commercial construction related credits	55,191	0.9%	208,501	3.3%	41,247	0.7%	304,939	4.9%

Total construction loans	$ 238,375	3.8%	$ 417,696	6.6%	$ 66,328	1.0%	$ 722,399	11.4%

The following table sets forth the composition of construction real estate loans by risk category, excluding covered assets and loans held for sale, as of June 30, 2009 (dollars in thousands):

	Risk Category

			Potential Problem and
	Non-Performing		and Other Watch
	Loans (NPLs)		List Loans		Pass Loans		Total
	Amount	% of Loan Balance Reserved	Amount	% of Loan Balance Reserved	Amount	% of Loan Balance Reserved	Amount	% of Loan Balance Reserved
Residential construction related credits
Unimproved land	$ -	-	$ 1,600	10%	$ 3,924	2%	$ 5,524	4%
Improved lots and single family construction	76,181	41%	41,352	6%	47,054	2%	164,587	21%
Condos	13,666	31%	88,807	10%	62,889	2%	165,362	9%
Apartments	695	10%	16,332	7%	18,465	3%	35,492	5%
Townhomes	25,287	35%	6,868	10%	14,340	2%	46,495	21%
Total residential construction related credits	115,829	38%	154,959	8%	146,672	2%	417,460	15%
Commercial construction related credits
Unimproved land	$ -	-	$ 1,493	6%	$ 906	0%	$ 2,399	4%
Improved lots and construction	26,680	18%	6,036	10%	33,058	1%	65,774	8%
Industrial	-	-	8,640	6%	26,892	2%	35,532	3%
Office and Retail	4,941	70%	30,694	8%	91,895	1%	127,530	5%
Schools	-	-	-	-	47,038	2%	47,038	2%
Medical	-	-	-	-	26,666	5%	26,666	5%
Total commercial construction related credits	31,621	26%	46,863	8%	226,455	2%	304,939	5%

Total construction loans	$ 147,450	36%	$ 201,822	8%	$ 373,127	2%	$ 722,399	11%

After factoring in partial charge-offs taken on non-performing residential construction loans, the percentage of loan balance reserved increases from 38% to 45%.  Factoring in partial charge-offs taken on non-performing construction loans in total, the percentage of loan balance reserved increases from 36% to 41%.

ASSET QUALITY

The following table presents a summary of total performing loans, excluding covered assets and loans held for sale, greater than 30 days and less than 90 days past due as of the dates indicated (dollars in thousands):

	June 30,	March 31,	December 31,	September 30,	June 30,
	2009	2009	2008	2008	2008

30 - 59 Days Past Due	$ 15,574	$ 21,600	$ 14,372	$ 22,583	$ 21,117
60 - 89 Days Past Due	4,838	4,809	8,575	14,043	7,188
	$ 20,412	$ 26,409	$ 22,947	$ 36,626	$ 28,305

Approximately $5.1 million of performing loans past due are classified as potential problem loans (defined below).

The following table presents a summary of non-performing assets, excluding covered assets and loans held for sale, as of the dates indicated (dollar amounts in thousands):

	June 30,	March 31,	December 31,	September 30,	June 30,
	2009	2009	2008	2008	2008
Non-performing loans:
Non-accrual loans	$ 227,681	$ 229,537	$ 145,936	$ 115,716	$ 91,972
Loans 90 days or more past due, still accruing interest	-	-	-	1,490	1,627
Total non-performing loans	227,681	229,537	145,936	117,206	93,599

Other real estate owned	17,111	2,500	4,366	3,821	1,499
Repossessed vehicles	203	245	356	108	81
Total non-performing assets	$ 244,995	$ 232,282	$ 150,658	$ 121,135	$ 95,179

Specific allowance on non-performing loans	$ 77,186	$ 81,540	$ 52,112	$ 30,357	$ 22,089
Partial charge-offs taken on non-performing loans	30,995	23,706	17,429	13,477	3,525
Total specific allowance and partial charge-offs taken
on non-performing loans	$ 108,181	$ 105,246	$ 69,541	$ 43,834	$ 25,614

Specific allowance and partial charge-offs taken as a
percentage of non-performing loans plus partial
charge-offs taken	41.82%	41.56%	42.57%	33.54%	26.37%
Total non-performing loans to total loans	3.59%	3.63%	2.34%	1.92%	1.56%
Total non-performing assets to total assets	2.92%	2.57%	1.71%	1.45%	1.13%
Allowance for loan losses to non-performing loans	79.65%	78.10%	98.67%	75.82%	88.19%
Allowance for loan losses to non-performing loans,
including partial charge-offs taken	82.09%	80.15%	98.82%	78.31%	88.62%

Although management believes that adequate specific and general loan loss allowances have been established, actual losses are dependent upon future events and, as such, further additions to the level of specific and general loan loss allowances may become necessary.

At June 30, 2009, the composition of other real estate owned was primarily improved lots and single family construction projects.

The following table presents data related to non-performing loans, excluding covered assets and loans held for sale, by dollar amount and category at June 30, 2009 (dollar amounts in thousands):

	Commercial and Lease Loans		Construction Real Estate Loans		Commercial Real Estate Loans		Consumer Loans	Total Loans
	Number of Borrowers	Amount	Number of Borrowers	Amount	Number of Borrowers	Amount	Amount	Amount
$10.0 million or more	-	$ -	2	$ 32,456	1	$ 13,627	$ -	$ 46,083
$5.0 million to $9.9 million	1	7,530	8	60,824	-	-	-	68,354
$1.5 million to $4.9 million	6	18,571	12	42,950	2	6,103	1,875	69,499
Under $1.5 million	29	10,086	15	11,220	33	10,558	11,881	43,745
	36	$ 36,187	37	$ 147,450	36	$ 30,288	$ 13,756	$ 227,681

Percentage of individual loan category		1.60%		20.41%		1.25%	1.47%	3.59%

The following table presents data related to non-performing loans, excluding covered assets and loans held for sale, by dollar amount and category at March 31, 2009 (dollar amounts in thousands):

	Commercial and Lease Loans		Construction Real Estate Loans		Commercial Real Estate Loans		Consumer Loans	Total Loans
	Number of Borrowers	Amount	Number of Borrowers	Amount	Number of Borrowers	Amount	Amount	Amount
$10.0 million or more	-	$ -	3	$ 45,807	1	$ 13,625	$ -	$ 59,432
$5.0 million to $9.9 million	5	31,846	9	60,064	-	-	-	91,910
$1.5 million to $4.9 million	5	13,178	8	31,583	2	6,103	-	50,864
Under $1.5 million	15	4,955	9	7,002	15	3,870	11,504	27,331
	25	$ 49,979	29	$ 144,456	18	$ 23,598	$ 11,504	$ 229,537

Percentage of individual loan category		2.23%		18.89%		1.00%	1.22%	3.63%

We define potential problem loans as performing loans rated substandard that do not meet the definition of a non-performing loan (See “Asset Quality” section above for non-performing loans).  We do not necessarily expect to realize losses on potential problem loans, but we recognize potential problem loans carry a higher probability of default and require additional attention by management.  The aggregate principal amount of potential problem loans excluding covered assets was $261.0 million, or 4.12% of total loans, excluding covered assets and loans held for sale, as of June 30, 2009, compared to $215.4 million, or 3.41% of total loans, excluding covered assets and loans held for sale, as of March 31, 2009.  This increase was primarily a result of the continued weak economy.

Below is a reconciliation of the activity in our allowance for loan losses for the periods indicated (dollar amounts in thousands):

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2009	2009	2008	2008	2008
Balance at the beginning of period	$ 179,273	$ 144,001	$ 88,863	$ 82,544	$ 78,764
Provision for loan losses	27,100	89,700	72,581	18,400	12,200
Charge-offs:
Commercial loans	(6,636)	(10,548)	(1,914)	(6,231)	(1,342)
Commercial loans collateralized by assignment
of lease payments (lease loans)	(1,385)	(3,420)	(440)	(482)	(154)
Commercial real estate loans	(817)	(24,189)	(7,076)	(2,292)	(1,854)
Construction real estate	(14,743)	(14,697)	(7,144)	(2,110)	(4,551)
Residential real estate	(358)	(178)	(117)	(315)	(92)
Indirect vehicle	(759)	(1,065)	(615)	(499)	(366)
Home equity	(953)	(604)	(503)	(628)	(488)
Consumer loans	(132)	(155)	(216)	(167)	(144)
Total charge-offs	(25,783)	(54,856)	(18,025)	(12,724)	(8,991)
Recoveries:
Commercial loans	45	31	354	132	214
Commercial loans collateralized by assignment
of lease payments (lease loans)	-	-	67	-	-
Commercial real estate loans	5	18	-	257	6
Construction real estate	511	250	-	40	161
Residential real estate	28	3	17	1	5
Indirect vehicle	151	111	116	152	163
Home equity	20	11	17	48	15
Consumer loans	6	5	11	13	7
Total recoveries	766	429	582	643	571

Net charge-offs, excluding covered assets	(25,017)	(54,427)	(17,443)	(12,081)	(8,420)
Net charge-offs on covered assets	-	(1)	-	-	-
Total net charge-offs	(25,017)	(54,428)	(17,443)	(12,081)	(8,420)

Balance	$ 181,356	$ 179,273	$ 144,001	$ 88,863	$ 82,544

Total loans, excluding covered assets and loans held for sale	$ 6,341,560	$ 6,316,136	$ 6,228,563	$ 6,096,047	$ 6,000,982
Average loans, excluding covered assets and loans held for sale	$ 6,348,411	$ 6,275,711	$ 6,166,152	$ 6,026,179	$ 5,927,236
Ratio of allowance for loan losses to total loans, excluding covered assets
and loans held for sale	2.86%	2.84%	2.31%	1.46%	1.38%
Net loan charge-offs to average loans, excluding covered assets and loans
held for sale (annualized)	1.58%	3.52%	1.13%	0.80%	0.57%

INVESTMENT SECURITIES AVAILABLE FOR SALE

The following table sets forth the fair value, amortized cost, and total unrealized gain (loss) of our investment securities available for sale, by type (in thousands):

	At June 30,	At March 31,	At December 31,	At September 30,	At June 30,
	2009	2009	2008	2008	2008
Fair Value
U.S. Treasury securities	$ -	$ 11,545	$ -	$ -	$ -
Government sponsored agencies and enterprises	51,088	108,227	179,373	209,350	269,947
States and political subdivisions	394,343	424,541	427,986	430,120	431,882
Mortgage-backed securities	428,962	539,953	690,298	569,947	608,737
Corporate bonds	6,370	30,726	34,565	6,990	8,000
Equity securities	3,707	3,681	3,607	3,524	3,480
Debt securities issued by foreign governments	250	302	301	298	295
Total fair value	$ 884,720	$ 1,118,975	$ 1,336,130	$ 1,220,229	$ 1,322,341

Amortized cost
U.S. Treasury securities	$ -	$ 11,546	$ -	$ -	$ -
Government sponsored agencies and enterprises	49,753	105,354	171,385	206,429	266,418
States and political subdivisions	389,041	416,329	417,595	428,610	432,780
Mortgage-backed securities	421,172	531,547	682,692	568,054	606,150
Corporate bonds	6,370	31,487	34,546	7,764	7,765
Equity securities	3,668	3,631	3,595	3,557	3,520
Debt securities issued by foreign governments	250	302	301	301	301
Total amortized cost	$ 870,254	$ 1,100,196	$ 1,310,114	$ 1,214,715	$ 1,316,934

Unrealized gain (loss)
U.S. Treasury securities	$ -	$ (1)	$ -	$ -	$ -
Government sponsored agencies and enterprises	1,335	2,873	7,988	2,921	3,529
States and political subdivisions	5,302	8,212	10,391	1,510	(898)
Mortgage-backed securities	7,790	8,406	7,606	1,893	2,587
Corporate bonds	-	(761)	19	(774)	235
Equity securities	39	50	12	(33)	(40)
Debt securities issued by foreign governments	-	-	-	(3)	(6)
Total unrealized gain	$ 14,466	$ 18,779	$ 26,016	$ 5,514	$ 5,407

We do not have any meaningful direct or indirect holdings of subprime residential mortgage loans, home equity lines of credit, or any Fannie Mae or Freddie Mac preferred or common equity securities in our investment portfolio.  Additionally, more than 99% of our mortgage-backed securities are agency guaranteed.

We have maintained our disciplined investment management philosophy and have avoided the types of problem securities that have caused many financial institutions to incur large losses.  The total return on our investment portfolio, defined as interest income plus unrealized and realized gains and losses, was 4.14% on an annualized basis in the quarter ended June 30, 2009.

GOODWILL

The excess of the cost of an acquisition over the fair value of the net assets acquired consist of goodwill, and core deposit and client relationship intangibles.  Under the provisions of Statement of Financial Accounting Standard (SFAS) No. 142, Goodwill and Other Intangible Assets, goodwill is subject to at least annual assessments for impairment by applying a fair value based test.  The Company reviews goodwill and other intangible assets to determine potential impairment annually, or more frequently if events and circumstances indicate that the asset might be impaired, by comparing the carrying value of the asset with the anticipated future cash flows.

The Company’s stock price has historically traded above its book value.  However, as of June 30, 2009, our market capitalization was less than our stockholders’ common equity.  Should this situation continue to exist for an extended period of time, the Company will consider this and other factors, including the Company’s anticipated future cash flows, to determine whether goodwill is impaired.  No assurance can be given that the Company will not record an impairment loss on goodwill in the future.  In the event the Company’s stock price trades below its book value for an extended period of time, the Company may determine that an interim assessment should be prepared and the Company would perform an evaluation of the carrying value of goodwill, as of that date.

The Company’s annual assessment date is as of December 31.  No impairment losses were recognized during the six months ended June 30, 2009 or 2008.  Goodwill is tested for impairment at the reporting unit level.  A reporting unit is a majority owned subsidiary of the Company for which discrete financial information is available and regularly reviewed by management.  MB Financial Bank is currently the Company’s only applicable reporting unit for purposes of testing goodwill impairment.

FUNDING MIX AND LIQUIDITY

The following table shows the composition of our core and wholesale funding resources as of the dates indicated (dollars in thousands):

	June 30,		March 31,		December 31,		September 30,		June 30,
	2009		2009		2008		2008		2008
		% of		% of		% of		% of		% of
	Amount	Total	Amount	Total	Amount	Total	Amount	Total	Amount	Total
Core funding:
Non-interest bearing deposits	$ 1,152,274	16%	$ 1,018,849	13%	$ 960,117	13%	$ 935,153	13%	$ 898,954	12%
Money market and NOW accounts	1,531,149	21%	1,762,340	22%	1,465,436	19%	1,326,474	18%	1,257,852	17%
Savings accounts	447,670	6%	440,326	6%	367,684	5%	375,567	5%	390,145	5%
Certificates of deposit	2,383,717	33%	2,690,087	33%	2,604,565	34%	2,523,198	34%	2,379,894	32%
Customer repurchase agreements	248,494	4%	273,718	4%	282,831	4%	260,087	3%	312,170	4%
Total core funding	5,763,304	80%	6,185,320	78%	5,680,633	75%	5,420,479	73%	5,239,015	70%

Wholesale funding:
Public funds deposits	107,752	1%	166,501	2%	232,994	3%	211,250	3%	252,693	3%
Brokered deposit accounts	610,963	8%	818,604	10%	864,775	11%	997,767	13%	858,135	12%
Other short-term borrowings	251,773	4%	200,780	3%	205,787	2%	125,000	2%	452,002	6%
Long-term borrowings	301,691	4%	312,246	4%	421,466	6%	429,548	6%	433,625	6%
Subordinated debt	50,000	1%	50,000	1%	50,000	1%	50,000	1%	50,000	1%
Junior subordinated notes issued
to capital trusts	158,748	2%	158,784	2%	158,824	2%	158,872	2%	158,920	2%
Total wholesale funding	1,480,927	20%	1,706,915	22%	1,933,846	25%	1,972,437	27%	2,205,375	30%

Total funding	$ 7,244,231	100%	$ 7,892,235	100%	$ 7,614,479	100%	$ 7,392,916	100%	$ 7,444,390	100%

Wholesale funding decreased $226.0 million from the first quarter of 2009 to the second quarter of 2009, primarily due to a $207.6 million decrease in brokered deposits.  Core funding decreased $422.0 million compared to the first quarter of 2009 primarily due to a $306.4 million decrease in core certificates of deposit.  During the quarter, we focused our time deposit retention efforts on those customers that have multiple relationships with us and were less rate sensitive.  The changes in non-interest bearing deposits and money market and NOW accounts were primarily due to cyclical deposits and withdrawals related to tax revenues associated with our municipal customers.

FORWARD-LOOKING STATEMENTS

When used in this press release and in filings with the Securities and Exchange Commission, in other press releases or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "believe," "will," "should," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "plans," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made.  These statements may relate to our future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected cost savings, synergies and other benefits from our merger and acquisition activities might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from loans we originate and loans we acquire from other financial institutions; (3) results of examinations by the Office of Comptroller of Currency and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for loan losses or write-down assets; (4) competitive pressures among depository institutions; (5) interest rate movements and their impact on customer behavior and net interest margin; (6) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (7) fluctuations in real estate values; (8) the ability to adapt successfully to technological changes to meet customers' needs and developments in the market place; (9) our ability to realize the residual values of our direct finance, leveraged, and operating leases; (10) our ability to access cost-effective funding; (11) changes in financial markets; (12) changes in economic conditions in general and in the Chicago metropolitan area in particular; (13) the costs, effects and outcomes of litigation; (14) new legislation or regulatory changes, including but not limited to changes in federal and/or state tax laws or interpretations thereof by taxing authorities and other governmental initiatives affecting the financial services industry; (15) changes in accounting principles, policies or guidelines; (16) our future acquisitions of other depository institutions or lines of business; and (17) future goodwill impairment due to changes in our business, changes in market conditions, or other factors.

We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

TABLES TO FOLLOW

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
As of the dates indicated
(Amounts in thousands, except per share data)
(Unaudited)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2009	2009	2008	2008	2008
ASSETS
Cash and due from banks	$ 103,276	$ 108,416	$ 79,824	$ 118,191	$ 164,996
Interest bearing deposits with banks	13,440	416,404	261,834	6,043	6,487
Total cash and cash equivalents	116,716	524,820	341,658	124,234	171,483
Investment securities:
Securities available for sale, at fair value	884,720	1,118,975	1,336,130	1,220,229	1,322,341
Non-marketable securities - FHLB and FRB Stock	66,994	65,752	64,246	63,913	63,913
Total investment securities	951,714	1,184,727	1,400,376	1,284,142	1,386,254

Loans held for sale	4,008	18,406	-	-	-
Loans:
Total loans	6,341,560	6,316,136	6,228,563	6,096,047	6,000,982
Less allowance for loan loss	181,356	179,273	144,001	88,863	82,544
Net loans	6,160,204	6,136,863	6,084,562	6,007,184	5,918,438
Covered assets	141,682	158,348	-	-	-
Lease investments, net	114,570	117,648	125,034	117,474	113,101
Premises and equipment, net	184,129	185,941	186,474	185,556	185,411
Cash surrender value of life insurance	120,614	119,943	119,526	120,481	119,423
Goodwill, net	387,069	387,069	387,069	387,069	387,069
Other intangibles, net	25,996	26,993	25,776	26,689	27,602
Other real estate owned	17,111	2,500	4,366	3,821	1,499
Other assets	178,252	161,874	144,922	101,959	96,312
Total assets	$ 8,402,065	$ 9,025,132	$ 8,819,763	$ 8,358,609	$ 8,406,592
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest bearing	$ 1,152,274	$ 1,018,849	$ 960,117	$ 935,153	$ 898,954
Interest bearing	5,081,251	5,877,859	5,535,454	5,434,256	5,138,719
Total deposits	6,233,525	6,896,708	6,495,571	6,369,409	6,037,673
Short-term borrowings	500,267	474,498	488,619	385,087	764,172
Long-term borrowings	351,691	362,246	471,466	479,548	483,625
Junior subordinated notes issued to capital trusts	158,748	158,784	158,824	158,872	158,920
Accrued expenses and other liabilities	108,451	98,314	136,459	76,172	81,321
Total liabilities	7,352,682	7,990,550	7,750,939	7,469,088	7,525,711
Stockholders' Equity
Preferred stock, ($0.01 par value, authorized 1,000,000 shares at June 30, 2009
March 31, 2009 and December 31, 2008; series A, 5% cumulative perpetual,
196,000 issued and outstanding at June 30, 2009, March 31, 2009,
and December 31, 2008, $1,000.00 liquidation value)	193,242	193,105	193,025	-	-
Common stock, ($0.01 par value; authorized 50,000,000 shares at June 30, 2009,
March 31, 2009 and December 31, 2008, and 43,000,000 at September 30,
2008, and June 30, 2008; issued 37,539,191, 37,541,869, 37,542,968,
37,539,615 and 37,525,940 shares at June 30, 2009, March 31, 2009,
December 31, 2008, September 30, 2008, and June 30, 2008, respectively)	375	375	375	375	375
Additional paid-in capital	447,770	446,909	445,692	443,380	441,914
Retained earnings	419,373	450,983	495,505	527,453	520,595
Accumulated other comprehensive income	8,824	11,456	16,910	3,584	3,515
Less: 790,698, 2,213,554, 2,612,143, 2,674,240 and 2,676,592 shares of
Treasury stock at cost, at June 30, 2009, March 31, 2009,
December 31, 2008, September 30, 2008, and June 30, 2008, respectively	(22,795)	(70,831)	(85,312)	(87,866)	(88,082)
Controlling interest stockholders' equity	1,046,789	1,031,997	1,066,195	886,926	878,317
Noncontrolling interest	2,594	2,585	2,629	2,595	2,564
Total stockholders' equity	1,049,383	1,034,582	1,068,824	889,521	880,881
Total liabilities and stockholders' equity	$ 8,402,065	$ 9,025,132	$ 8,819,763	$ 8,358,609	$ 8,406,592

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(Unaudited)

	Three months ended					Six months ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2009	2009	2008	2008	2008	2009	2008
Interest income:
Loans	$ 82,941	$ 81,494	$ 87,474	$ 88,266	$ 87,458	$ 164,435	$ 181,335
Investment securities available for sale:
Taxable	6,978	10,316	9,927	10,569	10,001	17,294	19,972
Nontaxable	3,796	3,875	3,944	3,977	3,828	7,671	7,581
Federal funds sold	-	-	2	165	14	-	109
Other interest bearing accounts	149	130	188	84	89	279	195
Total interest income	93,864	95,815	101,535	103,061	101,390	189,679	209,192
Interest expense:
Deposits	28,977	33,579	38,996	37,216	34,309	62,556	75,158
Short-term borrowings	1,256	1,546	1,406	2,966	5,351	2,802	13,218
Long-term borrowings & junior subordinated notes	4,242	4,662	6,387	6,273	5,657	8,904	11,280
Total interest expense	34,475	39,787	46,789	46,455	45,317	74,262	99,656
Net interest income	59,389	56,028	54,746	56,606	56,073	115,417	109,536
Provision for loan losses	27,100	89,700	72,581	18,400	12,200	116,800	34,740
Net interest income (loss) after provision for loan losses	32,289	(33,672)	(17,835)	38,206	43,873	(1,383)	74,796
Other income:
Loan service fees	1,782	1,843	1,850	2,385	2,475	3,625	4,945
Deposit service fees	6,978	6,399	7,479	7,330	6,889	13,377	13,419
Lease financing, net	4,473	4,319	4,604	4,533	3,969	8,792	7,836
Brokerage fees	1,252	1,078	968	1,177	1,187	2,330	2,172
Trust & asset management fees	3,262	2,815	2,784	3,276	3,589	6,077	5,809
Net gain on sale of investment securities	4,093	9,694	24	-	1	13,787	1,106
Increase in cash surrender value of life insurance	670	456	570	1,995	1,128	1,126	2,734
Net gain (loss) on sale of other assets	(38)	1	(874)	26	50	(37)	(256)
Merchant card processing income	4,152	4,279	4,326	4,541	4,644	8,431	9,174
Other operating income	2,458	1,800	206	1,162	1,635	4,258	3,165
Total other income	29,082	32,684	21,937	26,425	25,567	61,766	50,104
Other expense:
Salaries & employee benefits	29,322	27,016	24,253	29,342	29,163	56,338	55,973
Occupancy & equipment expense	7,170	7,700	7,310	7,120	6,967	14,870	14,492
Computer services expense	2,013	2,287	1,973	1,840	1,843	4,300	3,580
Advertising & marketing expense	892	1,314	904	1,450	1,448	2,206	2,738
Professional & legal expense	1,120	969	1,117	884	803	2,089	1,109
Brokerage fee expense	575	393	476	564	470	968	889
Telecommunication expense	747	751	668	621	774	1,498	1,536
Other intangible amortization expense	997	878	913	913	913	1,875	1,728
Merchant card processing expense	3,803	3,890	4,045	4,175	4,256	7,693	8,361
FDIC insurance premiums	6,789	2,668	1,188	292	235	9,457	397
Other operating expenses	5,038	5,194	5,424	4,965	5,254	10,232	9,547
Total other expense	58,466	53,060	48,271	52,166	52,126	111,526	100,350
Income (loss) before income taxes	2,905	(54,048)	(44,169)	12,465	17,314	(51,143)	24,550
Income tax (benefit) expense	(1,410)	(25,943)	(19,348)	(689)	(4,693)	(27,353)	(3,281)
Income (loss)	4,315	(28,105)	(24,821)	13,154	22,007	(23,790)	27,831
Preferred stock dividends and discount accretion	2,587	2,531	789	-	-	5,118	-
Net income (loss) available to common shareholders	$ 1,728	$ (30,636)	$ (25,610)	$ 13,154	$ 22,007	$ (28,908)	$ 27,831

Common share data:
Basic earnings (loss) per common share	$ 0.05	$ (0.88)	$ (0.74)	$ 0.38	$ 0.63	$ (0.81)	$ 0.80
Diluted earnings (loss) per common share	$ 0.05	$ (0.88)	$ (0.74)	$ 0.38	$ 0.63	$ (0.81)	$ 0.79
Weighted average common shares outstanding	35,726,879	34,914,012	34,777,651	34,732,633	34,692,571	35,316,289	34,656,503
Diluted weighted average common shares outstanding	35,876,483	35,053,352	35,164,585	35,074,297	35,047,596	35,471,981	35,043,849

	Three months ended					Six months ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2009	2009	2008	2008	2008	2009	2008
Performance Ratios:
Annualized return on average assets	0.20%	(1.30%)	(1.15%)	0.63%	1.08%	(0.55%)	0.70%
Annualized return on average common equity	0.81	(14.01)	(11.38)	5.91	10.11	(6.70%)	6.38
Annualized cash return on average tangible common equity (1)	2.12	(25.25)	(20.14)	11.31	19.12	(11.98)	12.14
Net interest rate spread	2.82	2.64	2.63	2.82	2.88	2.73	2.82
Cost of funds (2)	1.83	2.12	2.47	2.50	2.53	1.97	2.84
Efficiency ratio (3)	62.87	65.05	60.90	60.92	61.96	63.92	61.48
Annualized net non-interest expense to average assets (4)	1.37	1.39	1.27	1.23	1.31	1.38	1.29
Net interest margin	3.05	2.88	2.86	3.04	3.11	2.97	3.11
Tax equivalent effect	0.13	0.13	0.14	0.14	0.14	0.13	0.13
Net interest margin - fully tax equivalent basis (5)	3.18	3.01	3.00	3.18	3.25	3.10	3.24

Asset Quality Ratios (6):
Non-performing loans to total loans	3.59%	3.63%	2.34%	1.92%	1.56%	3.59%	1.56%
Non-performing assets to total assets	2.92	2.57	1.71	1.45	1.13	2.92	1.13
Allowance for loan losses to total loans	2.86	2.84	2.31	1.46	1.38	2.86	1.38
Allowance for loan losses to non-performing loans	79.65	78.10	98.67	75.82	88.19	79.65	88.19
Net loan charge-offs to average loans (annualized)	1.58	3.52	1.13	0.80	0.57	2.54	0.60

Capital Ratios:
Tangible equity to assets (7)	8.07%	7.31%	7.90%	6.10%	5.95%	8.07%	5.95%
Tangible common equity to risk weighted assets (8)	6.79	6.49	7.10	7.36	7.28	6.79	7.28
Tangible common equity to assets (9)	5.65	5.07	5.65	6.10	5.95	5.65	5.95
Book value per common share (10)	$ 23.30	$ 23.82	$ 25.17	$ 25.51	$ 25.20	$ 23.30	$ 25.20
Less: goodwill and other intangible assets, net of tax
benefit, per common share	10.99	11.45	11.56	11.60	11.62	10.99	11.62
Tangible book value per share (11)	12.30	12.37	13.61	13.91	13.58	12.30	13.58

Total capital (to risk-weighted assets)	13.89%	13.48%	14.07%	11.65%	11.59%	13.89%	11.59%
Tier 1 capital (to risk-weighted assets)	11.88	11.48	12.06	9.64	9.58	11.88	9.58
Tier 1 capital (to average assets)	9.55	9.25	9.85	8.00	8.08	9.55	8.08
Tier 1 common capital (to risk-weighted assets)	6.66	6.32	6.85	7.30	7.23	6.66	7.23

(1)
Net cash flow available to common shareholders (net income available to common shareholders or net income, as appropriate, plus other intangibles amortization expense, net of tax benefit) / Average tangible common equity (average common equity less average goodwill and average other intangibles, net of tax benefit).

(2)	Equals total interest expense divided by the sum of average interest bearing liabilities and noninterest bearing deposits.
(3)
Equals total other expense excluding FDIC special assessment divided by the sum of net interest income on a fully tax equivalent basis and total other income less net gains (losses) on securities available for sale.

(4)	Equals total other expense excluding FDIC special assessment less total other income excluding net gains (losses) on securities available for sale divided by average assets.
(5)	Represents net interest income, on a fully tax equivalent basis assuming a 35% tax rate, as a percentage of average interest earning assets.
(6)	Excluded covered assets and loans held for sale.
(7)	Equals total ending equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.
(8)	Equals total ending common shareholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total risk weighted assets.
(9)	Equals total ending common shareholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.
(10)	Equals total ending common shareholders’ equity divided by common shares outstanding.
(11)	Equals total ending common shareholders’ equity less goodwill and other intangibles, net of tax benefit, divided by common shares outstanding.

NON-GAAP FINANCIAL INFORMATION

This press release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP).  These measures include net interest income on a fully tax equivalent basis, net interest margin on a fully tax equivalent basis; efficiency ratio and ratio of annualized net non-interest expense to average assets, with net gains and losses on securities available for sale excluded from  the non-interest income components and the FDIC special assessment expense excluded from the non-interest expense components of these ratios; ratios of tangible equity to assets, tangible common equity to risk weighted assets and tangible common equity to assets ratio; tangible book value per common share; and annualized cash return on average tangible common equity.  Our management uses these non-GAAP measures in its analysis of our performance.  The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate.  Management believes that it is a standard practice in the banking industry to present net interest income and net interest margin on a fully tax equivalent basis, and accordingly believes that providing these measures may be useful for peer comparison purposes.  Management also believes that by excluding net gains and losses on securities available for sale from the non-interest income component and excluding the FDIC special assessment expense from other non-interest expense of the efficiency ratio and the ratio of annualized net non-interest expense to average assets, these ratios better reflect our core operating performance.  The other measures exclude the ending balances of acquisition-related goodwill and other intangible assets, net of tax benefit, in determining tangible stockholders’ equity.  Management believes the presentation of these other financial measures excluding the impact of such items provides useful supplemental information that is helpful in understanding our financial results, as they provide a method to assess management’s success in utilizing our tangible capital.  These disclosures should not be viewed as substitutes for the results determined to be in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following table presents a reconciliation of tangible equity to equity (in thousands):

	June 30,	March 31,	December 31,	September 30,	June 30,
	2009	2009	2008	2008	2008
Stockholders' equity - as reported	$ 1,049,383	$ 1,034,582	$ 1,068,824	$ 889,521	$ 880,881
Less: goodwill	387,069	387,069	387,069	387,069	387,069
Less: other intangible, net of tax benefit	16,897	17,545	16,754	17,348	17,941
Tangible equity	$ 645,417	$ 629,968	$ 665,001	$ 485,104	$ 475,871

The following table presents a reconciliation of tangible common equity to shareholders’ common equity (in thousands):

	June 30,	March 31,	December 31,	September 30,	June 30,
	2009	2009	2008	2008	2008
Common stockholders' equity - as reported	$ 856,141	$ 841,477	$ 875,799	$ 889,521	$ 880,881
Less: goodwill	387,069	387,069	387,069	387,069	387,069
Less: other intangible, net of tax benefit	16,897	17,545	16,754	17,348	17,941
Tangible common equity	$ 452,175	$ 436,863	$ 471,976	$ 485,104	$ 475,871

The following table presents a reconciliation of average tangible common equity to average common shareholders’ equity (in thousands):

	Three months ended					Six months ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2009	2009	2008	2008	2008	2009	2008
Average common stockholders' equity - as reported	$ 853,782	$ 886,740	$ 898,246	$ 888,206	$ 877,450	$ 870,155	$ 878,253
Less: average goodwill	387,069	387,069	387,069	387,069	384,865	387,069	381,956
Less: average other intangible assets,
net of tax benefit	17,186	16,872	16,999	17,582	17,295	17,032	16,802
Average tangible common equity	$ 449,527	$ 482,799	$ 494,178	$ 483,555	$ 475,290	$ 466,054	$ 479,495

The following table presents a reconciliation of net cash flow available to common shareholders to net (loss) income available to common shareholders (in thousands):

	Three months ended					Six months ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2009	2009	2008	2008	2008	2009	2008
Net (loss) income available to common
shareholders - as reported	$ 1,728	$ (30,636)	$ (25,610)	$ 13,154	$ 22,007	$ (28,908)	$ 27,831
Add: other intangible amortization
expense, net of tax benefit	648	571	593	593	593	1,219	1,123
Net cash flow available to common shareholders	$ 2,376	$ (30,065)	$ (25,017)	$ 13,747	$ 22,600	$ (27,689)	$ 28,954

Efficiency Ratio Calculation (Dollars in Thousands)

	Three months ended					Six months ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2009	2009	2008	2008	2008	2009	2008
Non-interest expense	$ 58,466	$ 53,060	$ 48,271	$ 52,166	$ 52,126	$ 111,526	$ 100,350
Adjustment for FDIC special assessment	3,850	-	-	-	-	3,850	-
Non-interest expense - as adjusted	$ 54,616	$ 53,060	$ 48,271	$ 52,166	$ 52,126	$ 107,676	$ 100,350

Net interest income	$ 59,389	$ 56,028	$ 54,746	$ 56,606	$ 56,073	$ 115,417	$ 109,536
Tax equivalent adjustment	2,496	2,551	2,606	2,596	2,483	5,047	4,688
Net interest income on a fully tax equivalent basis	61,885	58,579	57,352	59,202	58,556	120,464	114,224
Plus other income	29,082	32,684	21,937	26,425	25,567	61,766	50,104
Less net gains (losses) on securities available for sale	4,093	9,694	24	-	1	13,787	1,106
Net interest income plus non-interest income -
as adjusted	$ 86,874	$ 81,569	$ 79,265	$ 85,627	$ 84,122	$ 168,443	$ 163,222

Efficiency ratio	62.87%	65.05%	60.90%	60.92%	61.96%	63.92%	61.48%

Efficiency ratio (without adjustments)	66.08%	59.81%	62.95%	62.83%	63.85%	62.94%	62.86%

Annualized Net Non-interest Expense to Average Assets Calculation (Dollars in Thousands)

	Three months ended					Six months ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2009	2009	2008	2008	2008	2009	2008
Non-interest expense	$ 58,466	$ 53,060	$ 48,271	$ 52,166	$ 52,126	$ 111,526	$ 100,350
Adjustment for FDIC special assessment	3,850	-	-	-	-	3,850	-
Non-interest expense - as adjusted	54,616	53,060	48,271	52,166	52,126	$ 107,676	100,350

Other income	29,082	32,684	21,937	26,425	25,567	61,766	50,104
Less net gains (losses) on securities available for sale	4,093	9,694	24	-	1	13,787	1,106
Other income - as adjusted	24,989	22,990	21,913	26,425	25,566	47,979	48,998

Net non-interest expense	$ 29,627	$ 30,070	$ 26,358	$ 25,741	$ 26,560	$ 59,697	$ 51,352

Average assets	$ 8,701,857	$ 8,792,275	$ 8,240,344	$ 8,357,985	$ 8,177,928	$ 8,746,816	$ 8,021,373

Annualized net non-interest expense to average assets	1.37%	1.39%	1.27%	1.23%	1.31%	1.38%	1.29%

Annualized net non-interest expense to average assets
(without adjustments)	1.35%	0.94%	1.27%	1.23%	1.31%	1.15%	1.26%

A reconciliation of net interest margin on a fully tax equivalent basis to net interest margin is contained in the tables under “Net Interest Margin.”  A reconciliation of tangible book value per common share to book value per common share is contained in the “Selected Financial Ratios” table.

NET INTEREST MARGIN

The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

	Three Months Ended June 30,						Three Months Ended March 31,
	2009			2008			2009
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Interest Earning Assets:
Loans (1) (2):
Commercial related credits
Commercial	$ 1,375,433	$ 15,867	4.56%	$ 1,375,537	$ 19,605	5.64%	$ 1,436,170	$ 16,960	4.72%
Commercial - nontaxable (3)	79,166	1,290	6.45	65,880	1,206	7.24	80,464	1,327	6.60
Commercial loans collateralized by assignment
of lease payments	812,494	12,660	6.23	577,051	9,524	6.60	679,314	10,876	6.40
Real estate commercial	2,373,304	32,029	5.34	2,145,371	32,593	6.01	2,362,314	31,958	5.41
Real estate construction	771,269	7,100	3.64	804,946	11,010	5.41	769,996	7,936	4.12
Total commercial related credits	5,411,666	68,946	5.04	4,968,785	73,938	5.89	5,328,258	69,057	5.18
Other loans
Real estate residential	279,863	3,938	5.63	378,163	5,565	5.89	292,611	4,122	5.63
Home equity	410,626	4,509	4.40	352,209	4,273	4.88	405,761	4,416	4.41
Indirect	190,010	3,210	6.78	174,681	3,395	7.82	188,970	3,127	6.71
Consumer loans	56,246	576	4.11	53,398	709	5.34	60,111	608	4.10
Total other loans	936,745	12,233	5.24	958,451	13,942	5.85	947,453	12,273	5.25
Total loans, excluding covered assets	6,348,411	81,179	5.13	5,927,236	87,880	5.96	6,275,711	81,330	5.26
Covered assets	155,902	2,214	5.70	-	-	-	54,693	628	4.66
Total loans	6,504,313	83,393	5.14	5,927,236	87,880	5.96	6,330,404	81,958	5.25

Taxable investment securities	695,449	6,978	4.01	886,736	10,001	4.51	944,603	10,316	4.37
Investment securities exempt from federal income taxes (3)	405,748	5,840	5.69	409,389	5,889	5.69	412,251	5,962	5.78
Federal funds sold	-	-	0.00	2,912	14	1.90	-	-	-
Other interest bearing deposits	197,218	149	0.30	18,345	89	1.95	195,104	130	0.27
Total interest earning assets	$ 7,802,728	$ 96,360	4.95	$ 7,244,618	$ 103,873	5.77	$ 7,882,362	$ 98,366	5.06
Non-interest earning assets	899,129			933,310			909,913
Total assets	$ 8,701,857			$ 8,177,928			$ 8,792,275

Interest Bearing Liabilities:
Core funding:
Money market and NOW accounts	$ 1,691,868	$ 3,841	0.91%	$ 1,226,903	$ 4,762	1.56%	$ 1,519,499	$ 3,948	1.05%
Savings accounts	447,392	461	0.41	391,683	269	0.28	393,667	314	0.32
Certificate of deposit	2,488,905	17,334	2.79	2,299,976	20,647	3.61	2,647,526	20,435	3.13
Customer repurchase agreements	277,896	336	0.48	291,208	1,033	1.43	267,440	250	0.38
Total core funding	4,906,061	21,972	1.80	4,209,770	26,711	2.55	4,828,132	24,947	2.10
Whole sale funding:
Public funds	133,362	513	1.54	245,953	1,956	3.20	199,902	943	1.91
Brokered accounts (includes fee expense)	728,378	6,828	3.76	735,325	6,675	3.65	833,606	7,939	3.86
Other short-term borrowings	202,137	920	1.83	533,462	4,318	3.26	265,435	1,296	1.98
Long-term borrowings	514,810	4,242	3.26	587,940	5,657	3.81	536,189	4,662	3.48
Total wholesale funding	1,578,687	12,503	3.18	2,102,680	18,606	3.56	1,835,132	14,840	3.28
Total interest bearing liabilities	$ 6,484,748	$ 34,475	2.13	$ 6,312,450	$ 45,317	2.89	$ 6,663,264	$ 39,787	2.42
Non-interest bearing deposits	1,074,567			905,201			960,167
Other non-interest bearing liabilities	95,592			82,827			91,222
Stockholders' equity	1,046,950			877,450			1,077,622
Total liabilities and stockholders' equity	$ 8,701,857			$ 8,177,928			$ 8,792,275
Net interest income/interest rate spread (4)		$ 61,885	2.82%		$ 58,556	2.88%		$ 58,579	2.64%
Taxable equivalent adjustment		2,496			2,483			2,551
Net interest income, as reported		$ 59,389			$ 56,073			$ 56,028
Net interest margin (5)			3.05%			3.11%			2.88%
Tax equivalent effect			0.13%			0.14%			0.13%
Net interest margin on a fully equivalent basis (5)			3.18%			3.25%			3.01%

(1)	Non-accrual loans are included in average loans.
(2)
Interest income includes amortization of deferred loan origination fees of $1.4 million, $1.5 million and $1.3 million for the three months ended June 30, 2009, June 30, 2008, and March 31, 2009, respectively.

(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.
(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.

The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

	Six Months Ended June 30,
	2009			2008
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Interest Earning Assets:
Loans (1) (2):
Commercial related credits
Commercial	$ 1,405,633	$ 32,827	4.64%	$ 1,360,739	$ 42,126	6.12%
Commercial - nontaxable (3)	79,812	2,617	6.56	46,596	1,732	7.35
Commercial loans collateralized by assignment
of lease payments	746,272	23,536	6.31	566,064	18,935	6.69
Real estate commercial	2,367,839	63,987	5.37	2,074,204	65,562	6.25
Real estate construction	770,636	15,036	3.88	816,083	25,134	6.09
Total commercial related credits	5,370,192	138,003	5.11	4,863,686	153,489	6.24
Other loans
Real estate residential	286,202	8,060	5.63	376,076	11,152	5.93
Home equity	408,207	8,925	4.41	350,499	9,355	5.37
Indirect	189,493	6,337	6.74	163,728	6,423	7.89
Consumer loans	58,168	1,184	4.10	53,451	1,522	5.73
Total other loans	942,070	24,506	5.25	943,754	28,452	6.06
Total loans, excluding covered assets	6,312,262	162,509	5.19	5,807,440	181,941	6.30
Covered assets	105,577	2,842	5.43	-	-	-
Total loans	6,417,839	165,351	5.20	5,807,440	181,941	6.30

Taxable investment securities	819,338	17,294	4.22	853,290	19,972	4.68
Investment securities exempt from federal income taxes (3)	408,981	11,802	5.74	405,298	11,663	5.69
Federal funds sold	-	-	-	9,066	109	2.38
Other interest bearing deposits	196,167	279	0.29	16,867	195	2.32
Total interest earning assets	$ 7,842,325	$ 194,726	5.01	$ 7,091,961	$ 213,880	6.06
Non-interest earning assets	904,491			929,412
Total assets	$ 8,746,816			$ 8,021,373

Interest Bearing Liabilities:
Core funding:
Money market and NOW accounts	$ 1,606,160	$ 7,789	0.98%	$ 1,230,934	$ 11,365	1.86%
Savings accounts	420,678	775	0.37	390,319	712	0.37
Certificate of deposit	2,567,778	37,769	2.97	2,259,273	45,545	4.05
Customer repurchase agreements	272,697	586	0.43	312,836	2,863	1.84
Total core funding	4,867,313	46,919	1.94	4,193,362	60,485	2.90
Whole sale funding:
Public funds	166,448	1,456	1.76	264,373	4,969	3.78
Brokered accounts (includes fee expense)	780,701	14,767	3.81	626,083	12,567	4.04
Other short-term borrowings	233,611	2,216	1.91	569,372	10,355	3.66
Long-term borrowings	525,440	8,904	3.37	524,497	11,280	4.25
Total wholesale funding	1,706,200	27,343	3.23	1,984,325	39,171	3.97
Total interest bearing liabilities	$ 6,573,513	$ 74,262	2.28	$ 6,177,687	$ 99,656	3.24
Non-interest bearing deposits	1,017,683			872,294
Other non-interest bearing liabilities	93,419			93,139
Stockholders' equity	1,062,201			878,253
Total liabilities and stockholders' equity	$ 8,746,816			$ 8,021,373
Net interest income/interest rate spread (4)		$ 120,464	2.73%		$ 114,224	2.82%
Taxable equivalent adjustment		5,047			4,688
Net interest income, as reported		$ 115,417			$ 109,536
Net interest margin (5)			2.97%			3.11%
Tax equivalent effect			0.13%			0.13%
Net interest margin on a fully equivalent basis (5)			3.10%			3.24%

(1)	Non-accrual loans are included in average loans.
(2)	Interest income includes amortization of deferred loan origination fees of $2.7 million and $3.5 million for the six months ended June 30, 2009, and June 30, 2008, respectively.
(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.
(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.